Exhibit 21.1
IAC/InterActiveCorp Subsidiaries
As of December 31, 2019

Entity	Jurisdiction of Formation

24apps GmbH	Austria
8831-8833 Sunset, LLC	Delaware
About Information Technology (Beijing) Co., Ltd.	People’s Republic of China
About International	Cayman Islands
About, Inc.	Delaware
Accellab, LLC	Delaware
Affinity Apps LLC	Delaware
AHWC, Inc.	Delaware
AL Real Estate Holdings, LLC	Indiana
ANGI Homeservices Inc.	Delaware
Angie’s List, Inc.	Delaware
Apalon Apps LLC	Republic of Belarus
Apalon, LLC	Delaware
APN, LLC	Delaware
Applications Partner, LLC	Delaware
Ask Applications, Inc.	Delaware
Ask Media Group, LLC	Delaware
BlueCrew, Inc.	Delaware
BlueCrew, LLC	Delaware
Buzz Merger Sub Inc.	Delaware
Buzz Technologies, Inc.	Washington
Comedy News Ventures, Inc.	Delaware
Connect, Inc.	Delaware
Connected Ventures, LLC	Delaware
ConsumerSearch, Inc.	Delaware
CraftJack Inc.	Illinois
CV Acquisition Corp.	Delaware
Daily Burn, Inc.	Delaware
DatingDirect.com Limited	England and Wales
Delightful.com, LLC	Delaware
Diamond Dogs, LLC	Delaware
Epic Enterprises LLC	New Jersey
Eureka, Inc.	Japan
Falcon Holdings II, LLC	Delaware
Five Star Matchmaking Information Technology (Beijing) Co., Ltd.	People’s Republic of China
Fixd Repair, LLC	Texas
Fixd Services, LLC	Texas
FriendScout24 GmbH	Germany
Handy Platform Limited	Ireland
Handy Technologies, Inc.	Delaware
HandyBook Canada ULC	Canada

Entity	Jurisdiction of Formation
Harmonica for IT S.A.E.	Egypt
Harmonica IT, Inc.	Delaware
Hinge, Inc.	Delaware
HLVP Follow On Fund GP, LLC	Delaware
HLVP Follow On Fund, L.P.	Delaware
HLVP I GP, LLC	Delaware
HLVP I, L.P.	Delaware
HLVP II GP, LLC	Delaware
HLVP II Token, LLC	Delaware
HLVP II, L.P.	Delaware
HLVP III GP, LLC	Delaware
HLVP III, L.P.	Delaware
Home Advisor Limited	England and Wales
HomeAdvisor GmbH	Germany
HomeAdvisor International, LLC	Delaware
HomeAdvisor, Inc.	Delaware
HomeStars, Inc.	Canada
HowAboutWe, LLC	Delaware
HSN Capital LLC	Delaware
HSN, LLC	Delaware
HTRF Ventures, LLC	Delaware
Humor Rainbow, Inc.	New York
IAC 19th St. Holdings, LLC	Delaware
IAC Applications Holding Limited Partnership	Ireland
IAC Applications, LLC	Delaware
IAC Falcon Holdings, LLC	Delaware
IAC Family Foundation, Inc.	Delaware
IAC FinanceCo 2, Inc.	Delaware
IAC FinanceCo 3, Inc.	Delaware
IAC FinanceCo, Inc.	Delaware
IAC Group, LLC	Delaware
IAC Holdings, Inc.	Delaware
IAC NewCo LLC	Delaware
IAC Publishing Holding Limited Partnership	Ireland
IAC Search & Media B.V.	Netherlands
IAC Search & Media Brands, Inc.	California
IAC Search & Media Europe Limited	Ireland
IAC Search & Media Finance Co.	Cayman Islands
IAC Search & Media International, Inc.	Delaware
IAC Search & Media Massachusetts, Inc.	Massachusetts
IAC Search & Media Technologies FinanceCo II	Cayman Islands
IAC Search & Media Technologies Limited	Ireland
IAC Search & Media UK Limited	United Kingdom
IAC Search & Media Washington, LLC	Washington
IAC Search & Media, Inc.	Delaware
IAC Search, LLC	Delaware
IAC Shopping International, Inc.	Delaware

Entity	Jurisdiction of Formation
IAC Work, LLC	Delaware
IAC/Expedia Global, LLC	Delaware
IACF Developments LLC	Delaware
ImproveNet, Inc.	Delaware
Inflight Entertainment, LLC	Delaware
INKD LLC	Delaware
InstantAction, LLC	Delaware
InterActiveCorp Films, Inc.	Delaware
InterActiveCorp Films, LLC	Delaware
InterCaptiveCorp, Ltd.	Bermuda
Investopedia Canada, Inc.	Canada
Investopedia LLC	Delaware
iTranslate GmbH	Austria
Livestream LLC	New York
M8 Singlesnet LLC	Delaware
Mash Dating, LLC	Delaware
Massive Media Europe NV	Belgium
Massive Media Limited	England and Wales
Massive Media Match NV	Belgium
Match Group Apps, LLC	Delaware
Match Group Europe Limited	England and Wales
Match Group, Inc.	Delaware
Match Group, LLC	Delaware
Match ProfilePro, LLC	Delaware
Match.com Europe Limited	England and Wales
Match.com Events LLC	Delaware
Match.com Foreign Holdings II Limited	England and Wales
Match.com Foreign Holdings III Limited	England and Wales
Match.com Foreign Holdings Limited	England and Wales
Match.com Global Investments S.à r.l.	Luxembourg
Match.com Global Services Limited	England and Wales
Match.com HK Limited	Hong Kong
Match.com International Holdings, Inc.	Delaware
Match.com International II Limited	England and Wales
Match.com International Limited	England and Wales
Match.com Internet Financial Services DAC	Ireland
Match.com Investments, Inc.	Cayman Island
Match.com Japan KK	Japan
Match.com LatAm Limited	England and Wales
Match.com Luxembourg S.à r.l.	Luxembourg
Match.com Nordic AB	Sweden
Match.com Offshore Holdings, Ltd	Mauritius
Match.com Pegasus Limited	England and Wales
Matchcom Mexico, S. de R.L., de C.V.	Mexico
Meetic Espana, SLU	Spain
Meetic Italia SRL	Italy
Meetic Netherlands BV	Netherlands

Entity	Jurisdiction of Formation
Meetic SAS	France
MG France Services SAS	France
MG Japan Services GK	Japan
MG Korea Services Limited	South Korea
MG Services Alpha LLC	Delaware
MG Services Beta LLC	Delaware
MG SGP Services Pte Ltd.	Singapore
Mhelpdesk, Inc.	Delaware
Mile High Insights, LLC	Delaware
MM LatAm, LLC	Delaware
Mojo Acquisition Corp.	Delaware
Mojo Finance Co.	Cayman Islands
Mosaic Group Holdings, LLC	Delaware
MTCH India Services Private Limited	India
MTCH Technology Services Ltd.	Ireland
MyBuilder Limited	England and Wales
MyBuilder Plus Limited	England and Wales
MyHammer AG	Germany
MyHammer Holding AG	Germany
Neu.de GmbH	Germany
Nexus Dating Limited	England and Wales
NRelate LLC	Delaware
NurseFly, Inc.	Delaware
Out to Lunch Productions, LLC	Delaware
Pairs Blancheur, Inc.	Japan
Parperfeito Comunicacao SA	Brazil
Pearl US 1 LLC	Delaware
Pearl US 2 LLC	Delaware
People Media, Inc.	Delaware
People Media, LLC	Arizona
Plentyoffish Media ULC	British Columbia
Plentyoffish Media, LLC	Delaware
Pretty Fun Therapy SAS	France
Pronto, LLC	Delaware
Publishing Partner, LLC	Delaware
Search Floor, Inc.	California
ServiceMagic Canada Inc.	Canada
ServiceMagic Europe S.à r.l.	Luxembourg
ServiceMagic GmbH	Germany
ServiceMagic International S.à r.l.	Luxembourg
Shanghai Huike Network Technology Co., Ltd.	People’s Republic of China
Shoptouch, Inc.	Delaware
Slimware Utilities Holdings, Inc.	Delaware
SpeedDate.com, LLC	Delaware
Spotlight Studios, LLC	Delaware
Starnet Interactive, Inc.	Delaware
Styleclick, Inc.	Delaware

Entity	Jurisdiction of Formation
TDB Holdings, Inc.	Delaware
TelTech Systems, Inc.	Delaware
The Daily Beast Company LLC	Delaware
The IAC Foundation, Inc.	Delaware
Thriveport, LLC	California
Tinder Development, LLC	Delaware
TMC Realty, L.L.C.	Delaware
TPR/Tutor Holdings, LLC	Delaware
Travaux.com S.à.r.l.	France
USA Video Distribution LLC	Delaware
USANi LLC	Delaware
USANi Sub LLC	Delaware
Valentine Merger Sub HoldCo LLC	Delaware
Valentine Merger Sub LLC	Delaware
VHX Corporation	Delaware
Vimeo FinanceCo, LLC	Delaware
Vimeo Israel Ltd.	Israel
Vimeo Technologies Private Limited	India
Vimeo UK Limited	England and Wales
Vimeo Ukraine Technologies LLC	Ukraine
Vimeo, Inc.	Delaware
Wanderspot LLC	Washington
We are Mop! Limited	England and Wales
Weather or Not Apps, LLC	Delaware
Werkspot BV	Netherlands